Exhibit 99.1

WisdomTree Announces New Board Committee Chairs and Members

Every Committee Now Comprised of a Majority of Directors Who Joined in Past Three Years, with at Least One Director on each Committee Nominated by WisdomTree Stockholder ETFS Capital

New Committee Compositions Reflect Sustained Commitment to Board Refreshment and Enhancing Stockholder Engagement

NEW YORK, July 26, 2023 – WisdomTree, Inc. (NYSE: WT) (“WisdomTree” or the “Company”), a global financial innovator, today announced that at today’s meeting of WisdomTree’s Board of Directors (the “Board”), the Board appointed new chairs and members to all three committees of the Board, effective immediately. The newly constituted committees are as follows:

•	Audit Committee: Harold Singleton III (Chair), Lynn S. Blake, Anthony Bossone and Daniela Mielke

•	Compensation Committee: Win Neuger (Chair), Lynn S. Blake, Anthony Bossone, Smita Conjeevaram and Shamla Naidoo

•	Nominating and Governance Committee: Smita Conjeevaram (Chair), Lynn S. Blake, Daniela Mielke, Tonia Pankopf and Harold Singleton III

With these changes, two of the three committees are now chaired by directors who joined the Board within the past three years, and every committee is comprised of a majority of directors who joined within that time. Additionally, every committee includes at least one director nominated by WisdomTree stockholder ETFS Capital.

Jonathan Steinberg, Chief Executive Officer of WisdomTree, said, “Our new independent directors have quickly become integral voices in our boardroom and demonstrated their skills and expertise, and we’re pleased to welcome them into these roles as members and chairs of key Board committees. We’ve dedicated considerable time and resources to onboarding the independent directors who have joined our Board in the past three years and providing them with the knowledge of our business and experience needed to support and enhance our growth. These appointments reflect our ongoing commitment to refreshing our Board and driving value for WisdomTree stockholders.”

Mr. Steinberg continued, “We are particularly pleased that Harold Singleton III and Smita Conjeevaram will serve as committee chairs. Since their appointments to the Board in 2022 and 2021, respectively, they have both contributed skills and experience that are essential to our Board and WisdomTree’s future success. They are proven leaders and I believe that in their new positions, they will continue to contribute to WisdomTree’s growth in collaboration with the rest of our Board and management.”

Win Neuger has also been elected to the role of independent Board Chair, replacing Frank Salerno, whose many years of service to WisdomTree concluded at the 2023 Annual Meeting of Stockholders on June 16, 2023. Shamla Naidoo and Tonia Pankopf have joined the Board as independent directors and now sit on the Compensation Committee and Nominating and Governance Committee, respectively. Ms. Naidoo and Ms. Pankopf are currently engaged in the Company’s comprehensive director onboarding program.

Win Neuger, Chair of WisdomTree’s Board of Directors, said, “While our newest directors, Shamla Naidoo and Tonia Pankopf, are continuing to learn about our business and operations, I am certain that their expertise will be beneficial to the Company and our Board committees. We’re confident they will make substantive contributions to our Board. Finally, I want to express my gratitude for Frank Salerno’s immense contributions to WisdomTree over the years.”

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models and solutions. We empower investors to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing next-generation digital products and structures, including digital funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.

WisdomTree currently has approximately $97.0 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” “views,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the impact and contributions of the Board members, the effectiveness of WisdomTree’s board refreshment process in identifying candidates with the set of skills to oversee WisdomTree’s strategy, and WisdomTree’s ability to achieve its financial and business plans, goals and objectives and drive stockholder value, and other risk factors discussed from time to time in WisdomTree’s filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on February 28, 2023, and in subsequent reports filed with or furnished to the SEC. WisdomTree assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Contact Information

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.646.522.2602

Jeremy.campbell@wisdomtree.com

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com / wisdomtree@fullyvested.com

Category: Business Update

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